TRAVEL SERVICES INTERNATIONAL, INC.
                 SCHEDULE OF COMPUTATIONS OF EARNINGS PER SHARE
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                                                                                                       BASIC             DILUTED
                                                                                                  WEIGHTED AVERAGE  WEIGHTED AVERAGE
                                                                                       SHARES          SHARES            SHARES
                                                                                    -----------    -------------    --------------
HISTORICAL:
Quarter ended March 31, 1997
  Shares attributable to Auto Europe, accounting acquiror, at beginning of period     1,083,334        1,083,334        1,083,334

  Shares issued in consideration for acquisition of the Pooling Acquisitions          1,504,539        1,504,539        1,504,539
                                                                                  -------------    -------------    -------------
  Shares used in computing earnings per share for quarter ended March 31, 1997        2,587,873        2,587,873        2,587,873
                                                                                  =============    =============    =============


Quarter ended March 31, 1998
  Shares attributable to Auto Europe, accounting acquiror, at beginning of period     1,083,334        1,083,334        1,083,334

  Shares issued in consideration for acquisition of the Pooling Acquisitions          1,504,539        1,504,539        1,504,539

  Shares issued in consideration for acquisition of Other Founding Companies          2,338,891        2,338,891        2,338,891

  Shares issued to founders and management of TSI                                     2,484,501        2,484,501        2,484,501

  Sold pursuant to the Offering                                                       2,875,000        2,875,000        2,875,000

  Shares issued in consideration for acquisition of Trax Software                        32,985           32,985           32,985

  Shares issued in consideration for acquisition of Goldcoast                            21,821           16,972           16,972

  Shares issued in consideration for acquisition of Diplomat                            163,755           90,975           90,975

  Options granted                                                                     1,018,675                -          390,794

                                                                                  =============    =============    =============
  Shares used in computing earnings per share for the quarter ended March 31, 1998   11,523,501       10,427,197       10,817,991
                                                                                  =============    =============    =============


PRO FORMA:
Quarter ended March 31, 1997
  Shares attributable to Auto Europe, accounting acquiror, at beginning of year       1,083,334                         1,083,334

  Shares issued in consideration for acquisition of the Pooling Acquisitions          1,504,539                         1,504,539

  Shares issued in consideration for acquisition of Other Founding Companies          2,338,891                         2,338,891

  Shares issued to founders and management of TSI                                     2,484,501                         2,484,501

  Sold pursuant to the Offering                                                       2,875,000                         2,875,000

                                                                                  -------------                     -------------
  Shares used in computing earnings per share for quarter ended March 31, 1997       10,286,265                        10,286,265
                                                                                  =============                     =============


Quarter ended March 31, 1998
  Shares attributable to Auto Europe, accounting acquiror, at beginning of period     1,083,334                         1,083,334

  Shares issued in consideration for acquisition of the Pooling Acquisitions          1,504,539                         1,504,539

  Shares issued in consideration for acquisition of Other Founding Companies          2,338,891                         2,338,891

  Shares issued to founders and management of TSI                                     2,484,501                         2,484,501

  Sold pursuant to the Offering                                                       2,875,000                         2,875,000

  Shares issued in consideration for acquisition of Trax Software                        32,985                            32,985

  Shares issued in consideration for acquisition of Goldcoast                            21,821                            16,972

  Shares issued in consideration for acquisition of Diplomat                            163,755                            90,975

  Options granted                                                                     1,018,675                           390,794
                                                                                  =============                     =============

  Shares used in computing earnings per share for the quarter ended March 31, 1998   11,523,501                        10,817,991
                                                                                  =============                     =============
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